UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2004

CARTER’S, INC.

THE WILLIAM CARTER COMPANY

(Exact Name of Registrants as Specified in Charters)

Delaware	001-31829	19-3912933
Massachusetts	333-22155	04-1156680
(States of Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

1170 Peachtree St. NE, Suite 900 Atlanta, Georgia 30309
(Address of Principal Executive Offices) (Zip Code)

Registrants’ telephone number, including area code: (404) 745-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)    Election of a New Director.

On November 4, 2004, Carter’s, Inc. (the “Company”) issued a press release announcing that Elizabeth Smith had been elected to its Board of Directors.  A copy of this press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.  Ms. Smith was also elected to the Board of Directors of The William Carter Company, a wholly owned subsidiary of the Company.  Ms. Smith’s election to the Board of Directors is effective as of November 4, 2004.  Ms. Smith will serve on the Compensation Committee of the Company's Board of Directors.  Pursuant to the Company’s By-laws, Ms. Smith will serve as a Class 1 Director until the Company’s 2007 Annual Meeting of Shareholders and her successor is duly elected and qualified.

As a Director, Ms. Smith will receive an initial grant of $100,000 worth of Company restricted stock, vesting after three years.  Annually, Ms. Smith shall receive director compensation of $60,000 worth of Company restricted stock, vesting after one year, an annual retainer of $20,000, and certain meeting and committee fees.

Item 9.01    Financial Statements and Exhibits.

(c)   Exhibits:

99.1	Press Release issued by the Company on November 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER’S, INC.
THE WILLIAM CARTER COMPANY

Date: November 8, 2004	By:	/s/ Michael D. Casey
	Name:	Michael D. Casey
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following designated exhibits are incorporated by reference or filed with this report, as indicated:

99.1	Press Release issued by the Company on November 4, 2004.